UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Retractable Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RETRACTABLE TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 25, 2009

To the Shareholders of Retractable Technologies, Inc.:

NOTICE IS HEREBY GIVEN THAT the 2009 Annual Meeting of shareholders of Retractable Technologies, Inc., a Texas corporation (the “Company”), will be held at the Little Elm City Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068, on the 25th day of September, 2009, at 10:00 a.m., Central time (the “Annual Meeting”) for the following purposes:

The election of two Class 1 Directors;

The approval of a stock option grant to Thomas J. Shaw; and

The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company has fixed the close of business on July 27, 2009, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.  Shareholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of Common Stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein.  Where no choice is specified by the shareholder, the proxy will be voted “For All” in the election of Class 1 Directors and “For” Proposal 2.  If the proxy is executed in such a manner so as not to withhold authority to vote for the election of any nominee, it shall be deemed to grant authority to vote for such nominee.

The list of shareholders of the Company may be examined at the offices of the Company and its registered agent beginning on September 14, 2009, and at the Annual Meeting. Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 25, 2009:

The Proxy Statement, a copy of the proxy card, our Form 10-K annual report and our most recent Form 10-Q quarterly report are available at:

www.proxyvote.com.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE ON THE PROPOSALS BY INTERNET, TELEPHONE, OR MAIL.  IF YOU REQUESTED A PRINTED COPY OF THE PROXY STATEMENT, PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE PROXY CARD IN THE POSTPAID ENVELOPE ENCLOSED WITH SUCH PRINTED COPY. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

THOMAS J. SHAW CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

RETRACTABLE TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 25, 2009

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Retractable Technologies, Inc., a Texas corporation (the “Company”), which has its principal executive offices (where the principal executive officers may be contacted) at 511 Lobo Lane, Little Elm, Texas 75068-0009, to be voted at the annual meeting of shareholders of the Company (the “Annual Meeting”).  The Annual Meeting will be held at the Little Elm City Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068, on the 25th day of September, 2009, at 10:00 a.m., Central time, for the following purposes:

The election of two Class 1 Directors;

The approval of a stock option grant to Thomas J. Shaw; and

The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You may revoke your proxy at any time before it is exercised by: (1) voting again by Internet or telephone (2) sending a written statement revoking your proxy to the Secretary of the Company; (3) submitting a properly signed proxy with a later date; or (4) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct.  Where no choice is specified by the shareholder, the proxy will be voted “For All” in the election of Class 1 Directors and “For” Proposal 2.  If the proxy is executed in such a manner so as not to withhold authority to vote for the election of any nominee, it shall be deemed to grant authority to vote for such nominee.  If any other business is properly brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.  The Company will pay the cost of soliciting proxies.  In addition to the use of the mails, proxies may be solicited by the Directors, Officers, and employees of the Company without additional compensation, by personal interview, telephone, or other means of electronic communication.  Arrangements also may be made with brokerage firms and other custodians, dealers, banks, and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners.  Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses.

A Notice of Internet Availability of Proxy Materials and other appropriate proxy materials (to those requesting hard copies) were mailed to shareholders on August 14, 2009.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Holders of record of the Company’s Common Stock, no par value, at the close of business on July 27, 2009, the record date, are entitled to notice of and to vote on the election of two Class 1 Directors and the approval of a stock option grant to Thomas J. Shaw.  Each share of Common Stock entitles the holder to one (1) vote per share. On July 27, 2009, there were 23,800,064 shares of Common Stock issued and outstanding, which constituted the only outstanding voting Common Stock. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting for voting by the Common Shareholders.

VOTING PROCEDURES

Election of Two Class 1 Directors and Approval of Stock Option Grant to Thomas J. Shaw

Assuming quorum is present, a plurality of the shares of Common Stock is required for the election of each of the proposed Class 1 Directors and the affirmative vote of a majority of the shares that voted or abstained from voting with regard to such proposal is required for the approval of the stock option grant to Thomas J. Shaw. Accordingly, if a quorum is present, the two nominees for Class 1 Director positions who receive the greatest number of votes cast for election by the holders of record of Common Stock on July 27, 2009, shall be the duly elected Class 1 Directors.  If a quorum is present and a majority of those that voted or abstained from voting with regard to such proposal vote “For” the proposal then Mr. Shaw’s option will be approved.

Abstentions and Broker Non-Votes

Abstentions will be considered present for purposes of calculating the vote but will not be considered to have been voted in favor of the matters voted upon, and broker non-votes will not be considered present for purposes of calculating the votes.

SHAREHOLDER LIST

A copy of the list of shareholders entitled to vote at the Annual Meeting will be available for inspection by qualified shareholders for proper purposes at the offices of the Company and its registered agent during normal business hours beginning on September 14, 2009, and at the Annual Meeting.

HOW TO VOTE

You may vote your shares in any of the following three ways:

Vote in Person

At the meeting, you will need to request a ballot to vote your shares. To obtain directions, please call the Company at (888) 806-2626.

Vote by Internet

To vote now by internet, go to www.proxyvote.com. Have the 12-digit control number available and follow the instructions.

Vote by Mail

You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

OTHER MATTERS

We do not anticipate that any other matters will be raised at the Annual Meeting.  Management is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters.  However, if other matters properly come before the Annual Meeting, the individuals named in the accompanying proxy card shall vote on such matters in accordance with their best judgment.

LIMITED DISCRETIONARY AUTHORITY TO VOTE PROXIES

The proxy cards and authorizations for the 2009 Annual Meeting grant the proxies the right to vote in their discretion on matters submitted to the shareholders where the Company did not receive written notice of any such proposal by July 5, 2009 (in compliance with the advance notice provisions of our bylaws).  No written notice of any proposal was received.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and quarterly report on Form 10-Q for the period ended June 30, 2009, are being distributed with this Proxy Statement.  Certain sections of the Annual Report on Form 10-K and Quarterly Report on Form 10-Q are incorporated in the Proxy Statement and are considered a part of the soliciting material (see page 29 of the Proxy Statement for an identification of the sections that are incorporated herein by reference).  The remaining sections of both the Form 10-K and 10-Q are not to be considered a part of the soliciting material. The Company will provide, without charge, to each person solicited, upon the written or oral request of any such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of our annual report on Form 10-K, including the financial statements and the financial statement schedules (as well as exhibits), required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the most recent fiscal year as well as the Form 10-Q. Such requests should be submitted to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, P.O. Box 9, Little Elm, Texas 75068-0009, (888) 806-2626.

HOW TO OBTAIN INFORMATION AND VOTE IN PERSON

Shareholders with questions (including regarding directions) are encouraged to contact the Company’s Chief Financial Officer, Mr. Douglas W. Cowan, at 511 Lobo Lane, Little Elm, Texas 75068 or by telephone at (888) 806-2626.

DELIVERY OF SINGLE SET OF DOCUMENTS TO ONE HOUSEHOLD

If you and other residents at your mailing address own shares of our Common Stock in street name, your broker or bank may have notified you that your household will receive only one set of proxy materials for each company in which you hold stock through that broker or bank.  This practice is known as “householding.”  Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process.  Therefore, your broker or bank will send only one copy of the proxy materials, unless you notify us otherwise.  This will be true of all future delivery of proxy materials unless you instruct us otherwise.  However, each stockholder in your household will continue to receive a separate voting instruction form.

The Company shall deliver to a Common Shareholder promptly, upon oral or written request to Retractable Technologies, Inc., Attention:  Mr. Douglas W. Cowan, 511 Lobo Lane, Little Elm, Texas 75068, (888) 806-2626, a separate copy of the proxy materials that comprise the soliciting material for this Proxy Statement.  If you would like to receive your own copy of all future proxy materials, please contact Mr. Cowan and inform him of such request.

CEASING DELIVERY OF DUPLICATE DOCUMENTS TO SHAREHOLDERS

Common shareholders receiving multiple copies of the proxy materials who desire to receive only single copies should make such request, either orally or in writing, to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, P.O. Box 9, Little Elm, Texas 75068-0009, (888) 806-2626.

PROPOSAL NO. 1

THE ELECTION OF TWO CLASS 1 DIRECTORS

The Board of Directors has determined that the Board shall be comprised of seven (7) members. The seven (7) regular members are divided into two (2) classes consisting of two (2) Class 1 members and five (5) Class 2 members. Class 1 and 2 Directors serve for two (2) year terms. Two Class 1 Directors are to be elected at the Annual Meeting to hold office until the 2011 annual meeting of the shareholders when their respective successors are elected and qualified, or upon their earlier retirement, resignation, or removal.

The following table sets forth the information concerning the Board’s nominees for the Class 1 Director positions:

Nominee*	Age	Current Position
Marco Laterza	61	Class 1 Director
Amy Mack	41	Class 1 Director

*          These Directors are currently independent Class 1 Directors.

BACKGROUND OF CLASS 1 DIRECTOR NOMINEES

Marco Laterza joined us as a Director effective as of March 22, 2005.  Since 1988, Mr. Laterza has owned and operated a public accounting practice.  His practice includes corporate, partnership and individual taxation, compilation/review of financial statements, financial planning, business consulting, and trusts and estates.  From 2004 to the present Mr. Laterza has also served as the Chief Financial Officer for EZ Blue Software Corporation, a development stage software company.  Formerly, Mr. Laterza was employed in a number of positions from 1977 to 1985 with El Paso Natural Gas Company eventually serving as its Director of Accounting.  Mr. Laterza received his Bachelors of Business Administration in Accounting from Pace University in 1972.  He is a CPA and has received a Certificate of Educational Achievement in Personal Financial Planning from the American Institute of CPAs.

Amy Mack joined us as a Director on November 19, 2007.  Since 2003, she has owned and operated SPA 02, a medical spa.  Since April of 2000, she has owned and operated (and served as Chief Nursing Officer for) EmergiStaff & Associates, a nursing staffing company, in Dallas, Texas.  She served as a registered nurse from August 1997 to the date she began EmergiStaff & Associates.  She obtained her Bachelor of Science degree from Texas A&M University in College Station, Texas in 1991 and an Associate degree in Nursing from El Centro College in Dallas, Texas in 1994.  She is a registered nurse in Texas.

In the event either of the nominees should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for the election, in their stead, of any other person the Board of Directors may recommend.  The nominees are currently serving as independent Class 1 Directors of the Company, and, if they are re-elected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or their earlier retirement, resignation, or removal.  The nominees have indicated their willingness to serve the full term, and Management of the Company knows of no reason why they would be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” IN THE ELECTION OF THE TWO CLASS 1 DIRECTORS.

PROPOSAL NO. 2

THE APPROVAL OF A STOCK OPTION GRANT TO THOMAS J. SHAW

On July 15, 2009, the Compensation and Benefits Committee, a committee of the Board of Directors made up of three independent Directors, granted an option (outside of any pre-approved plan) to purchase 3,000,000 shares of Common Stock to Mr. Thomas J. Shaw, the Company’s founder, developer of all of its products, and President and Chief Executive Officer.  The option vests on July 15, 2010 and terminates on July 15, 2019.  The exercise price of the option was 100% of the fair market value on the date of grant by the committee which was $0.81.  In the event of death, disability or termination (otherwise than for cause) the vested portion of the option will terminate 12 months after such event.  The non-vested portion shall automatically terminate upon the happening of any of such events.  In the event of termination for cause the option shall terminate immediately.  The Board of Directors is seeking shareholder approval of this grant.  A summary of the plan is as follows:

Name and Position	Dollar Value ($)[1]	Number of Units
Thomas J. Shaw Chief Executive Officer	$1,762,500	3,000,000

1 The grant date fair value is $1,762,500 based on the Black-Scholes valuation model.  As of July 31, 2009, the market value for 3,000,000 shares of Common Stock calculated by multiplying the closing price ($0.88) by 3,000,000 shares was $2,640,000.

Pursuant to Section 711 of the NYSE Amex Company Guide, shareholder approval is required for the establishment of a stock option (with certain limited exceptions) which may be acquired by officers regardless of whether such authorization is required by law or by the company’s charter.  Shareholder approval of this option is not otherwise required.  In the event that the grant of this option is not approved by the shareholders, the option will terminate in its entirety effective immediately.

The Compensation and Benefits Committee took into consideration, among other things, the following benefits received and to be received by the Company in consideration for the grant of the option:

Mr. Shaw has been the primary developer of all of the Company’s products and is crucial to the recent development of a number of new products that are capable of expanding the Company’s product line both inside and (eventually) outside of the syringe market;

Mr. Shaw’s active participation and continuation with the Company is crucial for the success of the Company in breaking into the market through its numerous ongoing lawsuits.  Mr. Shaw’s participation was crucial in obtaining the Company’s prior litigation settlements for tens of millions of dollars;

Mr. Shaw has waived a total of over $2.5 million in royalties and has indicated his willingness to do so again if needed to ensure the Company’s survival and fitness for its pursuits;

Mr. Shaw had his salary reduced by 10% beginning on August 1, 2009;

Mr. Shaw only had a substantive pay raise three times since the Company’s incorporation in 1994;

Mr. Shaw has never before been granted options despite the fact it is a standard compensation practice for a person in his position; and

Mr. Shaw has never before been granted a bonus despite the fact it is a standard compensation practice for a person in his position.

There is no federal income tax consequence to the Company resulting from the grant of this option. Upon exercise, Mr. Shaw will recognize income and the Company may recognize a tax expense. The amount of income and the Company’s deduction will be equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The income realized will be taxed to Mr. Shaw at ordinary income tax rates for federal income tax purposes at the time of exercise. Withholding and payment of employment taxes are required upon exercise. On subsequent disposition of the shares acquired upon exercise, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise. The general effect of this issuance upon other stockholders is limited to the fact that Mr. Shaw’s potential stock ownership (assuming the exercise of all ownership and conversion of all preferred stock and convertible debt) has increased from 35.5% to 44.6%. It is also dilutive (upon exercise) for earnings per share when the Company is profitable.

Should the option be approved, any future exercise by Mr. Shaw will not be registered with the Commission but shall be exempt from registration under Section 4(1) of the Securities Act of 1933, as amended (the “Act”).  The grant itself will not be registered as no “sale” (as contemplated by Section 5 of the Act) will have occurred at such time.  This exemption is appropriate as the securities will be issued to one person upon exercise of the option.

If this option grant is approved Mr. Shaw will be able to own a total of 11,780,000 shares of Common Stock and control another 2,800,000 shares via a Voting Agreement with Ms. Suzanne August. In such event, Mr. Shaw would control 54.2% of the Common Stock outstanding or 44.6% of the outstanding Common Stock if all preferred stock and convertible debt was converted and all options were exercised.  Under Texas law, a majority vote of the eligible Common Stock is required in order to undertake action at the shareholders’ direction.  However, a vote of two-thirds (2/3) is required to approve a major corporate action such as the sale of the Company or substantially all of its assets.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STOCK OPTION GRANT TO THOMAS J. SHAW.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return for our Common Stock from December 31, 2003, to December 31, 2008, to the total returns for the Russell Microcap® and Becton, Dickinson and Company (“BD”), a peer issuer. The graph assumes an investment of $100 in Common Stock and in the Russell Microcap® index as of January 1, 2003, and that all dividends are reinvested.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following table sets forth information concerning our Directors, executives, and certain of our significant employees as of the date of this Proxy Statement.  Our Board of Directors consists of a total of seven (7) members, two (2) members of which are Class 1 Directors and five (5) of which are Class 2 Directors which serve for two-year terms.

Name	Age	Position	Term as Director Expires
EXECUTIVES
Thomas J. Shaw	58	Chairman, President, Chief Executive Officer, and Class 2 Director	2010
Douglas W. Cowan	66	Vice President, Chief Financial Officer, Treasurer, and Class 2 Director	2010
Kathryn M. Duesman	46	Executive Director, Global Health	N/A
Russell B. Kuhlman	55	Vice President, Sales	N/A
Michele M. Larios	43	Vice President, General Counsel, and Secretary	N/A
Lawrence G. Salerno	48	Director of Operations	N/A
Steven R. Wisner	52	Executive Vice President, Engineering & Production and Class 2 Director	2010

INDEPENDENT DIRECTORS
Marco Laterza	61	Class 1 Director	2009
Amy Mack	41	Class 1 Director	2009
Marwan Saker	54	Class 2 Director	2010
Clarence Zierhut	81	Class 2 Director	2010

SIGNIFICANT EMPLOYEES
Shayne Blythe	40	Director of Sales and Marketing Logistics	N/A
John W. Fort III	41	Director of Accounting	N/A
James A. Hoover	61	Director of Quality Assurance	N/A
R. John Maday	48	Production Manager	N/A
Judy Ni Zhu	51	Research and Development Manager	N/A

Executives

Thomas J. Shaw, our Founder, has served as Chairman of the Board, President, Chief Executive Officer, and Director since our inception.  In addition to his duties overseeing our Management, he continues to lead our design team in product development of other medical safety devices that utilize, among other things, his unique patented friction ring technology.  Mr. Shaw has over 25 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges.  He has been granted multiple patents and has additional patents pending.  Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

Douglas W. Cowan is a Vice President and our Chief Financial Officer, Treasurer, and a Director.  Mr. Cowan joined us as Chief Financial Officer and was elected to the Board of Directors in 1999.  He is responsible for our financial, accounting, risk management, and forecasting functions.  Mr. Cowan has a Bachelor of Business Administration from Texas Technological College.  He is a CPA licensed in Texas.

Kathryn M. Duesman, RN, joined us in 1996 and currently serves as the Executive Director, Global Health.  She provides clinical expertise on existing products as well as those in development.  She has been instrumental in developing training and marketing materials and has spoken and been published on safety issues.  Ms. Duesman works with international agencies to promote the use of safe technologies in developing countries.  Ms. Duesman is a 1985 graduate of Texas Woman’s University with a Bachelor of Science in Nursing.  Ms. Duesman’s clinical background as a registered nurse includes diagnostic, acute, and home healthcare nursing.

Russell B. Kuhlman joined us in February 1997 and is our Vice President, Sales.  Mr. Kuhlman is responsible for management of the sales force and liaison with GPOs and product training for our sales organization, as well as distribution.  Mr. Kuhlman’s efforts with us have resulted in bringing onboard Specialty Distributors, influencing legislation, and educating influential healthcare representatives about the benefits of our product line.  Mr. Kuhlman is respected throughout the industry and is a main contributor to the safety effort in this country.  Mr. Kuhlman is also Vice President of Kuhlman & Kuhlman, Inc, a nonpublic company.  He has a sales background in the medical service industry that includes his most recent work for ICU Medical (formerly Bio-Plexus), a medical device manufacturing company, from 1994 to 1997, where he developed strategic marketing plans for new safety products.  Prior to his work there, Mr. Kuhlman worked as Director of Sales and Marketing for Ryan Winfield Medical, Inc., a medical device manufacturing company, from 1989 to 1994, where he launched several new products, developed strategic sales territories, and was the trainer for Sales and Regional Managers.  Mr. Kuhlman also worked for BD Vacutainer® Systems, a medical products company, in several territories from 1980 to 1989, where he was recognized as the National Sales Representative for the year 1987.  Mr. Kuhlman holds a Bachelor of Science in Finance from the University of Tennessee.

Michele M. Larios joined us in February 1998 and currently serves as our Vice President, General Counsel and Secretary.  Ms. Larios is responsible for our legal and legislative, quality assurance, human resource, and regulatory functions.  In addition to working on legal matters and with outside counsel, Ms. Larios works with legislators on pertinent issues and relevant legislation.  Ms. Larios received a Bachelor of Arts in Political Science from Saint Mary’s College in Moraga, California, and a Juris Doctorate from Pepperdine University School of Law in Malibu, California.

Lawrence G. Salerno has been employed with us since 1995 and has served as Director of Operations for us since 1998.  He is responsible for the manufacture of all our products, as well as all product development and process development projects.  In addition, he supervises all aspects of the construction and expansion of our facilities in Little Elm, Texas.  Mr. Salerno is the brother of Ms. Lillian E. Salerno, a shareholder (and consultant) who ceased to be a 10% shareholder in 2008.  Mr. Salerno received his Bachelor of Science in Economics from the University of North Texas.

Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and as a Director.  Mr. Wisner’s responsibilities include the management of engineering, production, Chinese operations, and international sales.  Mr. Wisner has over 30 years of experience in product design, development, and manufacturing.  Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

Independent Directors

Marco Laterza joined us as a Director effective as of March 22, 2005.  Since 1988, Mr. Laterza has owned and operated a public accounting practice.  His practice includes corporate, partnership and individual taxation, compilation/review of financial statements, financial planning, business consulting, and trusts and estates.  From 2004 to the present Mr. Laterza has also served as the Chief Financial Officer for EZ Blue Software Corporation, a development stage software company.  Formerly, Mr. Laterza was employed in a number of positions from 1977 to 1985 with El Paso Natural Gas Company eventually serving as its Director of Accounting.  Mr. Laterza received his Bachelors of Business Administration in Accounting from Pace University in 1972.  He is a CPA and has received a Certificate of Educational Achievement in Personal Financial Planning from the American Institute of CPAs.

Amy Mack joined us as a Director on November 19, 2007.  Since 2003, she has owned and operated SPA 02, a medical spa.  Since April of 2000, she has owned and operated (and served as Chief Nursing Officer for) EmergiStaff & Associates, a nursing staffing company, in Dallas, Texas.  She served as a registered nurse from August 1997 to the date she began EmergiStaff & Associates.  She obtained her Bachelor of Science degree from Texas A&M University in College Station, Texas in 1991 and an Associate degree in Nursing from El Centro College in Dallas, Texas in 1994.  She is a registered nurse in Texas.

Marwan Saker joined our Board of Directors in June 2000.  Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company that supplies agricultural equipment and supplies to overseas markets.  Since 2000, he has served as Director of Consolidated Food Concepts Inc. Since 1986, he has

served as President of International Exports & Consulting Inc., an export management, consulting, and distribution company.  Since 2000, he has served as Vice President of Hanneke Corp., an overseas sourcing company.  From 1998 to 2001, he served as a Member of My Investments, LLC, an equity investment company.  Since 1999, he has served as President of Saker Investments Inc., a company that manages an investment portfolio.  Since 1998, he has served as a General Partner of Maya Investments, Ltd., an investment management limited partnership.  He also serves as a Member of MMDA, LLC, a real estate development company.  He is also involved with Fig Land Development.  Mr. Saker has acted as a representative for U.S. companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa.  Mr. Saker was instrumental in developing successful partnerships in more than 15 countries.  He offices in Irving, Texas.

Clarence Zierhut has served on our Board of Directors since April 1996.  Mr. Zierhut founded an industrial design firm in 1955, Zierhut Design, now Origin Design, that develops new products from concept through final prototypes.  He ceased management of the company for a period of time but has since resumed his executive duties.  During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence.  His clients have included Johnson & Johnson, Abbott, Gould, and McDonnell Douglas.  He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

Significant Employees

Shayne Blythe has been with us for over ten years and is our Director of Sales and Marketing Logistics.  She is responsible for developing and implementing strategic directions, objectives, comprehensive sales and marketing plans, and programs.  In addition, she directs and oversees all aspects of the distribution process and customer service policies in order to monitor and maintain customer satisfaction.  Prior to joining us, Ms. Blythe assisted Mr. Shaw with the original 3cc syringe and other SBIR grant projects.  Ms. Blythe has a Bachelors of Business Administration in management from the American International University.

John W. Fort III is our Director of Accounting.  Mr. Fort joined us in March of 2000 as a Financial Analyst and has served as our Director of Accounting since October of 2002.  His primary responsibilities include managing the day-to-day operations of the Accounting and Finance Department and coordination of the annual audits, and interim reviews by our independent accountants, as well as our cost accounting and forecasting functions.  Prior to joining us, he served as the Manager of Financial Planning for the product-marketing department of Excel Communications.  Mr. Fort also served as the Manager of Budgeting and Projections for Snelling and Snelling, Inc., an international personnel services firm.  Mr. Fort holds a Bachelor of Business Administration in Accounting from Tarleton State University.

James A. Hoover joined us in February 1996 and is our Director of Quality Assurance.  Prior to his becoming Director of Quality Assurance he was Production Manager.  He is responsible for our quality assurance functions.  Mr. Hoover has also developed and implemented FDA required procedures and has been involved in the FDA inspection process.  Mr. Hoover joined us after working for Sherwood for 26 years.  During his tenure with Sherwood, a medical device manufacturing company, he gained hands-on experience in all aspects of the medical device manufacturing process.  Mr. Hoover began his career with Sherwood as a materials handler and worked his way up through a series of positions with added responsibilities to his final position there as Production Manager of Off-Line Molding, Operating Room/Critical Care.  In this capacity, he managed several departments, ran several product lines, and hired and supervised over 200 employees.  While at Sherwood, he also gained experience with one of the country’s first safety syringes, the Monoject®.

R. John Maday joined us in July 1999 and is our Production Manager.  He is responsible for supervision of the production of our products.  Prior to becoming Production Manager on January 1, 2005, he served as our Production General Supervisor.  Mr. Maday has over 25 years of manufacturing experience in both class II and III medical devices.  He spent three years with Mentor Corp. supervising two production departments and 13 years with Sherwood in which he gained hands-on experience in all aspects of medical device manufacturing including managing the Kit and Packaging department with over 225 employees.  Mr. Maday’s formal training includes FDA and Total Quality Management Systems and he is certified as a Black Belt of Six Sigma Methodology.

Judy Ni Zhu joined us in 1995 and is our Research and Development Manager.  Her primary focus is on new product development and improvement of current products.  Prior to joining us, Ms. Zhu worked as a design engineer with Mr. Shaw on the original 3cc syringe and other SBIR grant projects.  Ms. Zhu received her Bachelor of Science from Northwest Polytechnic University in Xian, China, and her Master of Engineering from the University of Texas at Arlington.  Ms. Zhu has assisted in design modifications for the 3cc syringe, which have maximized both product reliability and production efficiency.  She also designed and developed a manual needle assembly machine and an automatic lubricating and capping system for the 3cc syringe and developed and assisted in the design of automated blood collection tube holder assembly equipment.  Ms. Zhu has collaborated with Ms. Duesman and Mr. Shaw in the filing of several patent applications.

Family Relationships

There are no family relationships among the above persons except as set forth above.

Involvement in Certain Legal Proceedings

None of the above persons or any business in which such person was an executive officer have been involved in a bankruptcy petition, been subject to a criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order enjoining or suspending their involvement in any type of business, or been found by a court or administrative body to have violated a securities law.

Directorships in Other Public Companies

No Directors hold Directorships in reporting companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our Directors, executive officers, and persons who own more than 10 percent of a registered class of our equity securities to file with the Commission initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities.  Officers, Directors, and greater than 10 percent shareholders are required by the Commission’s regulations to furnish us with copies of all Section 16(a) reports they file. All of our Directors, executive officers and 10% shareholders filed all reports timely with the exception of two transfers for a total of 1,000 shares that were identified and discussed in our Form 10-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 31, 2009, for each person known by us to own beneficially 5 percent or more of the voting capital stock.  Except pursuant to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares, except as noted below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock
	Thomas J. Shaw(2) 511 Lobo Lane P.O. Box 9 Little Elm, TX 75068-0009	14,580,000	54.2%

	Suzanne M. August(3) 5310 Buena Vista Drive Frisco, TX 75034	2,800,000	10.4%

	Lillian E. Salerno(4) 432 Edwards Lewisville, TX 75067	2,068,500	7.7%

	Signia Capital Management, LLC(5) 108 N. Washington St., Ste. 305 Spokane, Washington 99201	1,941,861	7.2%

	Lloyd I. Miller, III(6) 4550 Gordon Drive Naples, FL 34102	1,273,600	4.7%

Class B Stock
	Thomas J. Shaw	80,000	3.5%
	Lillian E. Salerno	12,500	<1%

(1)           The percentages of Common Stock are based on 26,917,564 shares of Common Stock equivalents consisting of 23,800,064 shares of Common Stock outstanding; 92,500 shares of Preferred Stock convertible by the above persons and options for the purchase of 3,025,000 shares with 3,000,000 obtainable beginning on July 15, 2010, and 25,000 obtainable immediately.  The percentages of Class B Stock are based on 2,285,266 shares of Class B Stock outstanding.  The grant of the option for the purchase of 3,000,000 shares is subject to shareholder approval at the 2009 Annual Meeting.  If not approved the option shall terminate.

(2)           3,000,000 of the shares identified as Common Stock are shares acquirable through the exercise of a stock option beginning on July 15, 2010. The grant of the option for the purchase of 3,000,000 shares is subject to shareholder approval at the 2009 Annual Meeting.  If not approved the option shall terminate.  80,000 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock.  2,800,000 of the shares are owned by Ms. Suzanne August (see footnote 3) but are controlled by Mr. Shaw, pursuant to a Voting Agreement.  These shares are permanently controlled by Mr. Shaw until such time as they are sold by Ms. August.  These shares are included in calculating Mr. Shaw’s Common Stock equivalents and percentages in the above table.

(3)           Ms. August’s 2,800,000 shares are controlled by Mr. Thomas J. Shaw, pursuant to a Voting Agreement.  See footnote 2 for a more detailed explanation.  Accordingly, they are also included in the Common Stock equivalents and percentages for Thomas Shaw in the above table.

(4)           12,500 of the shares identified as Common Stock are Series V Class B preferred shares which are eligible for conversion into Common Stock and 25,000 shares identified as Common Stock are shares which are obtainable by the exercise of options.

(5)           The number of shares held by this entity was obtained from a Schedule 13G/A filed on February 13, 2009.  Pursuant to the Schedule 13G/A, Signia Capital Management, LLC has sole voting power for 512,122 of the shares and sole dispositive power for a total of 1,941,861 shares (inclusive of the sole voting power shares).

(6)           The number of shares held by this person was obtained from a Schedule 13G filed on January 30, 2009.  Pursuant to the Schedule 13G, Lloyd I. Miller has sole voting and dispositive power for 208,300 of the shares, and shared voting and dispositive power for 1,065,300 shares.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 31, 2009, for each Named Executive Officer specified by Item 402 of Regulation S-K (i.e., our CEO, CFO, and three other highest paid officers) and Director of the Company.  Except pursuant to applicable community property laws or as otherwise discussed below, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock
As a Group	Named Executive Officers and Directors	15,887,650	56.4%
As Individuals	Thomas J. Shaw(2)	14,580,000	51.8%
	Marwan Saker(3)	445,500	1.6%
	Clarence Zierhut(4)	72,500	<1%
	Douglas W. Cowan(5)	200,000	<1%
	Steven R. Wisner(6)	129,200	<1%
	Russell B. Kuhlman(7)	89,450	<1%
	Michele M. Larios(8)	261,000	<1%
	Marco Laterza(9)	60,000	<1%
	Amy Mack(10)	50,000	<1%
Class B Stock
As a Group	Named Executive Officers and Directors	435,000	19.0%
As Individuals	Thomas J. Shaw	80,000	3.5%
	Marwan Saker	355,000	15.5%

(1)           The percentages of Common Stock are based on 28,150,714 shares of Common Stock equivalents consisting of 23,800,064 shares of Common Stock outstanding; 435,000 shares of Preferred Stock convertible by the above persons and options for the purchase of 3,915,650 shares of Common Stock obtainable by the above persons with 212,500 shares obtainable immediately; 403,700 obtainable beginning in November 2009 and the remainder obtainable beginning July 2010.  The percentages of Class B stock are based on 2,285,266 shares of Class B Stock outstanding.

(2)            3,000,000 of the shares identified as Common Stock are shares acquirable through the exercise of a stock option beginning on July 15, 2010. The grant of the option for the purchase of 3,000,000 shares is subject to shareholder approval at the 2009 Annual Meeting.  If not approved the option shall terminate.  80,000 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock.  2,800,000 of the shares are owned by Ms. Suzanne August (see footnote 3) but are controlled by Mr. Shaw, pursuant to a Voting Agreement.  These shares are permanently controlled by Mr. Shaw until such time as they are sold by Ms. August.  These shares are included in calculating Mr. Shaw’s Common Stock equivalents and percentages in the above table.

(3)           355,000 shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock. The shares are held as follows: Saker Investments holds 15,500 shares of Series IV Class B Convertible Preferred Stock and 25,000 shares of Series V Class B Convertible Preferred Stock, Sovana Cayman Islands, Inc. holds 300,000 shares of Series IV Class B Convertible Preferred Stock, and My Investments holds 14,500 shares of Series IV Class B Convertible Preferred Stock. Mr. Saker is an Officer or Director and shareholder for each of these companies. The remaining 90,500 shares identified as Common Stock are shares currently obtainable through the exercise of options held by Mr. Saker.

(4)           62,500 of these shares identified as Common Stock are shares acquirable by the exercise of stock options.

(5)           102,000 of these shares identified as Common Stock are shares acquirable by the exercise of stock options beginning in November and the remainder vest in July 2010.

(6)           100,700 of these shares identified as Common Stock are shares acquirable by the exercise of stock options beginning in November and options for the purchase of 23,500 shares vest in July 2010.

(7)          63,450 of these shares identified as Common Stock are shares acquirable by the exercise of stock options beginning in November and options for the purchase of 25,000 vest in July 2010.

(8)           97,050 of these shares identified as Common Stock are shares acquirable by the exercise of stock options beginning in November and options for the purchase of 152,950 shares vest in July 2010.

(9)          50,000 of these shares identified as Common Stock are shares acquirable by the exercise of stock options immediately.

(10)         These shares identified as Common Stock are shares acquirable by the exercise of stock options immediately.

There are no arrangements, the operation of which would result in a change in control of the Company, other than:

1. Ms. August’s shares shall cease to be controlled by Mr. Shaw under their Voting Agreement upon their sale to a third party; and

2. Mr. Shaw was granted an option for the purchase of 3,000,000 shares of Common Stock subject to shareholder approval at the 2009 Annual Meeting.  In the event such grant is approved by the shareholders, Mr. Shaw will be able to control 54.2% of the currently outstanding shares of the Common Stock and would control 44.6% of the Common Stock assuming the exercise of all outstanding options and conversion of all outstanding preferred shares and convertible loans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  In accordance with our Audit Committee Charter, the

Audit Committee has reviewed and approved all related party transactions.  In particular, the Audit Committee reviews all proposed transactions where the amount involved meets or exceeds $120,000.

Thomas J. Shaw, our President and Chief Executive Officer who beneficially owned 36.6% of the outstanding Common Stock (and controlled another 11.8% pursuant to a Voting Agreement with Ms. Suzanne August) as of July 31, 2009, was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute retractable medical safety products.  In addition, Mr. Shaw and Ms. August, together, receive an aggregate 5% royalty on gross sales of all licensed products sold to customers over the life of the Technology Licensing Agreement.  A royalty of $2,166,585 and $1,471,046 was paid in 2008 and 2007, respectively.  $1,054,819.21 has been paid since December 31, 2008.

We have an oral consulting agreement with MediTrade International Corporation, a company controlled by Ms. Lillian Salerno, a shareholder who ceased to be a 10% shareholder in 2008.  It is paid $7,500 per month plus expenses.  In 2008 and 2007, it was paid aggregate consideration of $98,401 and $129,618, respectively.  $34,379.62 has been paid since December 31, 2008.

CORPORATE GOVERNANCE

The Board of Directors has the responsibility for establishing corporate policies and for our overall performance, although it is not involved in day-to-day operations.  Currently, a majority (four of seven) of the Directors serving on our Board of Directors are independent Directors as defined in Section 121(A) of the listing standards of the NYSE Amex LLC (“NYSE Amex”).  Our current independent Directors are Messrs. Clarence Zierhut, Marwan Saker, and Marco Laterza, and Ms. Amy Mack.

The Board of Directors, in reviewing the independence of its members, further considered the fact that we paid Ms. Mack’s company $4,500 in 2007; $20,875 in 2008; and $9,940 in 2009 as of July 31, 2009, for conducting clinical trials.  The Board of Directors determined that her independence was not compromised by such transactions.

BOARD OF DIRECTORS

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval.  It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board of Directors met seven times.  Mr. Marwan Saker attended fewer than 75 percent of the aggregate of meetings of the Board of Directors and the Committees on which he served in 2008.  The Board of Directors has established standing Audit, Compensation and Benefits, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.  An executive committee which had never met was dissolved on March 24, 2009.  A description of the committees and their functions, their current members, and the number of meetings held by them during the last fiscal year are described below.

AUDIT COMMITTEE

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s independent accountants and the performance of the audit of the Company’s financial statements by the independent accountants. The Audit Committee also provides an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee met a total of seven times in 2008.  Our written Audit Committee Charter (which was amended in 2008) is available on our website, www.vanishpoint.com.  The members of the Audit Committee are independent as defined by the listing standards of the NYSE Amex.  The Audit Committee consists of Messrs.

Marco Laterza, Marwan Saker, and Clarence Zierhut.  Mr. Marco Laterza currently serves as its designated Audit Committee Financial Expert.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with Management.  The Audit Committee has discussed with the independent accountant, CF & Co., L.L.P. (“CF & Co.”), the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from CF & Co. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions with CF & Co., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended 2008 for filing with the Commission.

MARCO LATERZA

MARWAN SAKER

CLARENCE ZIERHUT

COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee discharges the Board of Directors’ responsibilities relating to the compensation of our executive officers and Directors, prepares reports on compensation, as requested, and administers our equity and other incentive compensation plans. The scope of authority includes discharging the Board of Directors’ responsibilities relating to the compensation of our executive officers and Directors, preparing any necessary compensation reports, and administering our equity and other incentive plans.  Changes in the amount and or form of compensation to Executive Officers are not generally pursued unless first proposed by Management.  The committee’s authority may not be delegated except back to the full Board of Directors.  In the past, Company’s counsel has retained Trinity Executive Recruiters, Inc. to assist the committee in providing benchmarks for compensation of executive officers by similarly sized companies in similar industries.  However, the Company is not required to retain such consultants and such consultants are not retained on an ongoing basis.

The Compensation and Benefits Committee met three times during 2008. The Compensation and Benefits Committee currently consists of Messrs. Marco Laterza and Clarence Zierhut and Ms. Amy Mack.  The charter (which was amended in 2008) is available on our website, www.vanishpoint.com.  All members of our Compensation and Benefits Committee are independent as defined by the NYSE Amex listing standards.

NOMINATING COMMITTEE

The Nominating Committee assists the Board of Directors by identifying qualified candidates for Director positions, recommending Director nominees for the annual meetings, recommending candidates for election by the Board of Directors to fill vacancies on the Board and recommending Director nominees for Committee vacancies. The Nominating Committee met one time in 2008.  The Nominating Committee consists of Messrs. Marwan Saker, Marco Laterza and Clarence Zierhut. The charter of the Nominating Committee (which was amended in 2008) is available at our website, www.vanishpoint.com.  All members of our Nominating Committee are independent as defined by the NYSE Amex’s listing standards.

Director Nomination Policies

As set forth in Section (C)(5) of our Nominating Committee Charter, it is the policy of the Nominating Committee to consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The Committee considers such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner.

Nominees properly submitted by any shareholder will be considered for recommendation by the Nominating Committee to the Board of Directors and for recommendation by the Board to the shareholders in our Proxy Statement. The procedure to be followed by shareholders in submitting such recommendations for the next Annual Meeting is set forth in detail herein in the Section entitled “DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2010.”

We establish, through our Nominating Committee, selection criterion that identifies desirable skills and experience for prospective Board members, including those properly nominated by shareholders, and addresses the issues of diversity and background. The Board, with the assistance of the Nominating Committee, selects potential new Board members using the criteria and priorities established from time to time based upon the needs of the Company.  The composition, skills, and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

Pursuant to Section (C) of the Nominating Committee Charter, at a minimum, recommended nominees by the Nominating Committee for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors.  The Nominating Committee will also consider such qualities as independence from the Company.  Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

The Nominating Committee considers nominees recommended by Board members, Management, and the shareholders.  It is further empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

The Class 1 Director nominees were recommended by the Nominating Committee and unanimously approved by the Board of Directors.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established a Disclosure Representative Policy and a standing Disclosure Representative position. It is our policy that the Disclosure Representative serve as the primary contact for shareholders and others desiring to communicate directly with the Board of Directors.  It is further our policy that all communications addressed to the Board of Directors or the Disclosure Representative are sent to all Board members.  The current Disclosure Representative is Mr. Marco Laterza.  Communications intended for the Board of Directors should be in writing, addressed to the attention of the “Disclosure Representative” or Mr. Marco Laterza, and sent to 511 Lobo Lane, Little Elm, Texas 75068-0009.

Periodically, shareholders contact our Chief Financial Officer, Mr. Douglas Cowan, who responds to questions individually unless the question is directed to the full Board of Directors or the Disclosure Representative.

POLICY REGARDING ATTENDANCE AT ANNUAL MEETINGS

We have a policy encouraging Board members’ attendance at Annual Meetings.  All of the seven members of the Board attended the 2008 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Objectives of Our Compensation Plan

Our executive officer compensation program (the “Compensation Program”) is based on the belief that competitive compensation is essential to attract, retain, motivate, and reward highly qualified and industrious executive officers.  Our Compensation Program is intended to accomplish the following:

attract and retain highly talented and productive executive officers;

provide incentives and rewards for superior performance by the executive officers; and

align the interests of executive officers with the interests of our stockholders.

What the Compensation Program Is Designed to Award

Our Compensation Program is designed to award both superior long-term performance by our executive officers and their loyalty.

Summary of Each Element of Compensation

To achieve these objectives, the Compensation and Benefits Committee has approved an executive officer compensation program that consists of four basic components:

base salary;

periodic short-term incentive compensation in the form of cash bonuses;

periodic long-term incentive compensation in the form of stock options; and

medical, life, and benefit programs (which are generally available on the same terms to all employees).

Why We Choose to Pay Each Element of Our Compensation Program

Base Salary

We choose to pay a significant component of our compensation in base salary due to the fact that our financial performance is constrained by the monopolistic activities of BD.  We have been blocked from access to the market by exclusive marketing practices engaged in by BD who dominates the market.  We believe that its monopolistic business practices continue despite its paying $100 million to settle a prior lawsuit with us in 2004 for anticompetitive practices, business disparagement, and tortious interference.  Until such time as we believe that we have access to the market, we believe that it is appropriate to weigh our Compensation Program heavily in favor of base salaries rather than in incentive compensation.

Cash Bonuses

From time to time and when our cash reserves allow (taking into account the continued need to compete in this monopolistic environment and the continued need for significant cash reserves) we grant cash bonuses in order to reward significant efforts or the accomplishment of short-term goals.  The last bonuses were granted in 2003.  The CEO has never been granted any bonuses of any kind.

Long-Term Incentives: Stock Options

Long-term incentives are provided through grants of stock options.  The grants are designed to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the Company.

How We Determine the Amount or Formula for Payment in Light of Our Objectives

Executive compensation remains the same until there is a review of such compensation by the Compensation and Benefits Committee.  Compensation, other than that of the Chief Executive Officer, has not been reviewed annually.  Under the terms of Mr. Shaw’s employment agreement, his compensation is reviewed annually.  In the past, when there is a review of executive compensation, we have retained an outside consulting firm, Trinity Executive Recruiters, Inc., to provide benchmarks for similar compensation given the multiple and varied positions each executive fulfills as well as our size and the hostile environment in which we operate.

Base Salary

The base salary for each of our executive officers is subjectively determined primarily on the basis of the following factors:  experience, individual performance, contribution to our performance, level of responsibility, duties and functions, salary levels in effect for comparable positions within and without our industry, and internal base salary comparability considerations.  However, salaries can also be affected by the long-term needs of the Company.

These base salaries are reviewed periodically and may be adjusted based upon the factors discussed in the previous sentence, as well as upon individual performance during the previous fiscal year, changes in the duties, responsibilities and functions of the executive officer, and general changes in the compensation peer group in which we compete for executive talent.  The relative weight given to each of these factors in the Compensation and Benefits Committee’s recommendation differs from individual to individual, as the Compensation and Benefits Committee deems appropriate.

Beginning August 1, 2009, all employees above a certain salary level had their  salaries reduced by 10%.  This included all  Executive Officers.

Periodic Cash Bonuses

For 2008, we did not grant bonuses to our executive officers.  The last bonuses were paid in 2003.  These bonuses, when paid, are paid on a discretionary basis, as determined by the Compensation and Benefits Committee.  Factors considered by the Compensation and Benefits Committee in determining discretionary cash bonuses are personal performance, level of responsibility, and many of the same factors considered by the Compensation and Benefits Committee and discussed above when it reviews and sets base salaries, except with a greater focus on the prior fiscal year.  The Compensation and Benefits Committee also considers our need to retain cash in deciding whether to grant cash bonuses.

Long-Term Incentive: Stock Options

We have issued stock options to our employees from time to time and may do so in the future.  We did not issue any stock options in 2006 or 2007.  We issued new options under the 2008 Stock Option Plan to purchase an aggregate of 962,683 shares of Common Stock in exchange for the cancellation of tendered options pursuant to an Exchange Offer in 2008.  We issued incentive stock options (“ISOs”) for the purchase of 269,956 shares of Common Stock and Non Qualified Stock Options (“NQSOs”) for the purchase of 229,494 shares of Common Stock to Executive Officers and Directors under the 2008 Stock Option Plan in July 2009.  We further granted an option (outside of any plan) for the purchase of 3,000,000 shares of Common Stock to Thomas J. Shaw, our Chief Executive Officer, which is the subject of Proposal No. 2 herein.  Options are generally granted to regular full-time employees and officers.

If stock options are to be issued, Management prepares a proposal to the Compensation and Benefits Committee.  Considerations by Management in its initial proposal in determining a suitable aggregate fair market value of options to be granted include our financial condition, the number of options already outstanding, and the benefit to the non-executive officer employees.  The proposal includes information relating to the expected expense of such grants to be recognized by us, the approximate number of options to be issued, the number of options currently outstanding, the employees to be included, the amount of stock currently outstanding, and the method under which the options would be awarded.

Once the dollar amount of options to be granted is approved, Management begins determining the aggregate number of shares underlying options that can be granted under such approval (based on the fair value of an option for the purchase of one underlying share).  Factors included in the determination of the value of an option grant for the purchase of one share include current market price of the Company’s stock, the proposed exercise price, the proposed expiration date, the volatility of the Company’s stock, and the risk free rate.  We may retain an independent outside consultant to determine such value.  In the past we have utilized the Black-Scholes model as well as the binomial model, but we may use other methods in the future as more appropriate methods are developed.

Management provides the Compensation and Benefits Committee with a proposal regarding option grants to executive officers.  If the recommendation is acceptable, the committee grants the options.  If the committee feels changes are merited, it grants options on its own terms.

With regard to many past grants, after the aggregate number of shares underlying the options to be granted was determined, we allocated the options to our various departments using a factor based on their annual compensation times their performance rating.  The individual employee’s allocation factor was the numerator of a fraction.  The denominator was the department’s sum of all factors (annual compensation times performance ratings of all the eligible employees).  The resulting fraction was multiplied by the stock options to be awarded to determine the employee’s individual portion of the aggregate approved options.  Future grants may be based on the value of contributions to the Company and not necessarily pursuant to any formula.

The allocation was, from time to time, further reviewed by each department’s management if they believed certain employees were not awarded an appropriate number of options, which Management would consider.

Each stock option grant to employees allows the employee to acquire shares of Common Stock at a fixed price per share (never less than the closing stock price of the Common Stock on the date of grant) for a fixed period (usually ten years).  With regard to grants prior to 2009, each option generally became exercisable after three years, contingent upon the employee’s continued employment with us.  The exceptions include options issued to Officers and Directors pursuant to the Exchange Offer, which vested immediately for non-employee Directors and after one year for employees (including employee Directors) and options granted in 2009 which vested in one year for executive officers.  Accordingly, generally stock option grants will provide a return to the employee only if the employee remains employed by us during the vesting period, and then only if the market price of the underlying Common Stock appreciates.  Future grants may vest over a shorter or longer period.

Allocation Between Long-Term/Current and Between Cash/Non-Cash Compensation

All of our long-term compensation consists of non-cash compensation in the form of stock options.  We believe that the granting of stock options incentivizes executives to maximize our long-term strengths as well as our stock price.  However, because we are operating in a monopolistic environment and our stock price has little relationship with our performance, the most significant component of compensation is base salary and not stock options.  Management is incented to maximize shareholder value and will be rewarded if they do so.  However, a significant base salary enables us to retain this competent Management despite the current inability to provide valuable equity incentives.

How Determinations Are Made as to When Awards Are Granted

Generally, option awards are granted at the discretion of the Board after recommendation of the Compensation and Benefits Committee or on the committee’s own initiative.  No awards are granted if the Compensation and Benefits Committee does not support a recommendation.

Unfortunately, our stock price does not always react as expected to our achievements.  Accordingly, at times options have been granted to aid in retaining competent and experienced executives without regard to the then current stock price.  However, such options always have exercise prices that are at or above fair market value on the date of grant.

In addition, there is no relationship between the date of grant of options and our possession of material non-public information.  Furthermore, it is our policy with regard to options that (although the options could be exercised) the underlying shares could not be sold into the market while the executive was in possession of material non-public information under our insider trading policy.  Accordingly, we believe that there is minimal risk of the executive profiting from such material nonpublic information.

What Specific Items of Corporate Performance Are Taken into Account in Setting Compensation Policies and Making Compensation Decisions

Cash reserves as well as trends in sales and costs are taken into account when considering the advisability of increasing base salaries or granting cash bonuses.  At such times that any of these factors make it inadvisable to increase salaries or grant bonuses, then consideration is given to increasing option awards taking into account the value of prior option awards.

Awards are granted on the basis of historical performance.  Accordingly, there is no discretion to change the awards once granted.

Factors We Consider in Determining to Change Compensation Materially

We consider our cash position, current liquidity trends, and the short-term and long-term needs for cash reserves (especially in light of the hostile environment in which we operate) when evaluating whether we can change compensation materially at a given time.

On an individual-by-individual basis, we also consider the value of past option compensation, the competitiveness of that individual’s base salary, and their individual contribution to our goals.

How Amounts Realized from Past Compensation Affect Other Elements of Compensation

We are very aware that the vast majority of options previously granted to our executives were (prior to the 2008 option exchange) significantly out of the money.  This is currently even true of the options issued pursuant to the Exchange Offer which occurred in November 2008, which, among its other purposes, was intended to rectify the fact that options were underwater.  Accordingly, future compensation will likely continue to be dominated by base salary as well as periodic bonuses when possible.

The Impact of the Accounting and Tax Treatments of Our Types of Compensation

Stock options granted to executives and other employees are expensed for accounting purposes under Financial Accounting Standard (“FAS”) 123(R).  We expense all of our option costs as we do the costs of salaries and bonuses.  Accordingly, the impact of tax treatment of various compensation forms does not impact our compensation decisions.  Stock option expense is not recognized for tax purposes, except in the case of non-qualified stock options.  For non-qualified stock options, the intrinsic value of the option is recognized when the option is exercised.

Our Policy Regarding Hedging Stock Ownership

We prohibit certain stock transactions by employees and Directors, including:

1.             Purchases and sales of stock within a six month period;

2.             Short sales; and

3.             Transactions in puts, calls, or other derivative securities.

Furthermore, employees and Directors are required to pre-clear any hedging transactions.

Benchmarking of Our Compensation Program

In 2003, we hired Trinity Executive Recruiters, Inc. to assist us in providing benchmarks for compensation by similarly sized companies in similar industries for persons that hold positions which are currently fulfilled by various members of our executive team.  These benchmarks support existing executive compensation.

The Role of Our Executives and Directors in Determining Compensation

Management establishes the initial recommendations regarding compensation for all employees, including themselves.  Such proposal is then submitted to the Compensation and Benefits Committee.  In the event that a proposal is affirmed, the proposal is then recommended to the entire Board of Directors for a vote unless the committee decides to act on its own initiative.

Compensation Pursuant to Employment Agreement

We have an Employment Agreement with Mr. Thomas J. Shaw which was modified effective January 1, 2008 to avoid adverse tax consequences to Mr. Shaw created by the passage of the American Jobs Creation Act of 2004.  No other executives (or Directors) are compensated pursuant to employment agreements.

The new Employment Agreement with Mr. Shaw (the “Employment Agreement”) provides for an initial period of three years which ends December 31, 2010 that automatically and continuously renews for consecutive two-year periods.  The Employment Agreement is terminable either by us or Mr. Shaw upon 30 days’ written notice or upon Shaw’s death.

The Employment Agreement provides for an annual salary of at least $416,399.88 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index (“CPI”) over the prior year.  The Employment Agreement requires that Mr. Shaw’s salary be reviewed by the Compensation and Benefits Committee annually, which shall make such increases as it considers appropriate.

Under the Employment Agreement, we are obligated to provide certain benefits, including, but not limited to, participation in qualified pension plan and profit-sharing plans, participation in the Company’s Cafeteria Plan and other such insurance benefits provided to other executives, paid vacation, and sick leave.  We are also obligated to furnish him with a cellular telephone and suitable office space as well as reimburse him for any reasonable and necessary out of pocket travel and entertainment expenses incurred by him in carrying out his duties and responsibilities, membership dues to professional organizations, and any business-related seminars and conferences.

Pursuant to the Employment Agreement, we are obligated to indemnify Mr. Shaw for all legal expenses, court costs, and all liabilities incurred in connection with any proceeding involving him by reason of his being an officer, employee, or agent of the Company.  We are further obligated to pay reasonable attorney fees and expenses and court and other costs associated with his defense in the event that, in Mr. Shaw’s sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

Upon his death, Shaw’s estate shall be entitled to his salary through the date of death, applicable benefits, and reimbursement of expenses.

We have the right to terminate the Employment Agreement if Mr. Shaw incurs a permanent disability during the term of his employment.  A permanent disability shall mean that Mr. Shaw is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.  Mr. Shaw shall also be deemed to be disabled if he is determined to be totally disabled by the Social Security Administration.  In such event, Shaw is entitled to his salary through the date of termination, reimbursement of expenses, and salary for a period of 24 months as well as applicable benefits.

Shaw’s employment may be terminated for cause which is defined to be conviction of a felony which is materially detrimental to the Company, proof, as determined finally by a court of competent jurisdiction of the gross negligence or willful misconduct which is materially detrimental to the company or proof, as determined finally by a court of competent jurisdiction, of a breach of a fiduciary duty which is materially detrimental to the Company.  In such event, he shall be entitled to his salary through the date of termination plus reimbursement of expenses.

If Shaw is terminated without cause and not at his implicit request, Shaw shall be entitled to his salary through the date of termination, reimbursement of expenses, his salary for 24 months, as well as applicable benefits.

If Shaw resigns (other than because of a change in control), he is entitled to his salary through the date of termination, reimbursement of expenses, salary for 90 days and applicable benefits.

Mr. Shaw has the right under this agreement to resign in the event that there is a change in control.  A “Change of Control” shall be deemed to have occurred on either of the following dates: (i) the date any one person (other than Mr. Shaw), or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total possible voting power of the stock of the Company (assuming the immediate conversion of all then outstanding convertible preferred stock) or (ii) the date a majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.  Shaw further has the right to resign if there is a change in ownership.  A change in ownership is defined to have occurred on the date that any one person (other than Shaw) or more than one person acting as a group acquires ownership of the Company’s stock that, together with the stock previously held by such person or group constitutes more than 50% of the total fair market value or total voting power (assuming the immediate conversion of all then outstanding convertible preferred stock) of the Company.  In such event Shaw is entitled to salary through the date of termination, salary for 24 months, reimbursement of expenses and applicable benefits.

Mr. Shaw’s commitment to the Company may not be construed as preventing him from participating in other businesses or from investing his personal assets as may require occasional or incidental time in the management, conservation and protection of such investments provided such investments or businesses cannot be construed as being competitive or in conflict with the business of the Company.

Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and to not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control or ownership.

SUMMARY OF TOTAL COMPENSATION

The following Summary Compensation Table sets forth the total compensation paid or accrued by us over the prior three years to or for the account of the principal executive officer, the principal financial officer, and the three highest paid additional executive officers:

SUMMARY COMPENSATION TABLE FOR 2006-2008
Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Thomas J. Shaw	2006	400,000	—	—		400,000
President and CEO	2007	400,000	—	4,200	(2)	404,200
(principal executive officer)	2008	416,548	—	4,600	(2)	421,148

Douglas W. Cowan	2006	290,130	58,372	—		348,502
Vice President, CFO	2007	290,109	778	4,200	(2)	295,087
(principal financial officer)	2008	290,000	6,460	4,600	(2)	301,060

Steven R. Wisner	2006	290,000	8,367	6,750	(3)	305,117
Executive Vice President,	2007	290,000	758	4,200	(2)	294,958
Engineering and Production	2008	290,020	6,694	4,600	(2)	301,314

Michele M. Larios	2006	351,299	58,265	—		409,564
Vice President,	2007	350,000	797	4,200	(2)	354,997
General Counsel	2008	350,540	6,843	4,600	(2)	361,983

Russell B. Kuhlman	2006	132,593	36,615	—		169,208
Vice President, Sales	2007	134,779	369	2,695	(2)	137,843
	2008	140,000	4,019	2,800	(2)	146,819

(1)           The fair value of each option grant prior to 2008 was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004: no dividend yield; expected volatility of 37%; risk free interest rate of 4.89%; and an expected life of 9.0 years.  No options were issued in 2005, 2006 or 2007.  Options granted before 2008 were issued under the 1999 Stock Option Plan, a copy of which Plan and amendment were filed as exhibits to our Form 10-SB filed on June 23, 2000 and our Form 10-KSB filed on March 31, 2003, respectively.

Option award expense for grants issued before 2008 were fully amortized by the first quarter of 2007.  Option award expense for 2008 is that portion of the fair value of the options issued under the Exchange Offer in 2008.  The expense for the options issued under the Exchange Offer will be fully amortized in 2009.

The fair value of each 2008 option grant was estimated on the date of grant using the binomial option pricing model with the following weighted average assumptions used for grants in 2008: no dividend yield; expected volatility of 67.53%; risk free interest rate of 2.83%; and an expected life of 8.61 to 8.69 years.  The options were issued under the 2008 Stock Option Plan, a copy of which Plan was filed as Appendix B to our definitive Schedule 14A filed on August 19, 2008.

 (2)          This amount was compensation pursuant to our matching contributions to the 401(k) plan.

(3)           This amount constitutes the excess market value of the underlying shares of an exercised stock option over the exercise price.

GRANTS OF PLAN-BASED AWARDS

The following Grants of Plan-Based Awards for 2008 Table sets forth information regarding grants of awards made under any plan to each named executive officer in the last completed fiscal year.

     Grants of Plan-Based Awards for 2008

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target #(1)	All Other Option Awards: Number of Shares of Stocks or Units #	Exercise or base price of option awards $/share	Grant date fair value of stock and option awards(2)
Thomas J. Shaw	—	—	—	—	—
President and CEO
(principal executive officer)

Douglas W. Cowan	11/18/08	90,909	11,091	1.30	$77,752
Vice President, CFO
(principal financial officer)

Steven R. Wisner	11/18/08	90,909	9,791	1.30	$76,761
Executive Vice President,
Engineering and Production

Michele M. Larios	11/18/08	90,909	6,141	1.30	$73,978
Vice President,
General Counsel

Russell B. Kuhlman	11/18/08	63,450	—	1.30	$48,366
Vice President, Sales

(1)   These options were granted under the 2008 Stock Option Plan in exchange for other options pursuant to our Exchange Offer.

(2)   The fair value of the new options issued under the Exchange Offer was determined utilizing the binomial model for pricing stock options.  The incremental value of the new options over the tendered options was based on the difference between the grant date fair value of the new options and the fair value of the tendered options immediately before the exchange.  The tendered options were valued using the binomial model.  The incremental values are equal to the following:  $68,400 for Mr. Cowan; $74,417 for Mr. Wisner; $64,639 for Ms. Larios; and $42,270 for Mr. Kuhlman.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Please see Compensation Pursuant to Employment Agreement and POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL for terms of our only employment agreement in effect.

There was not a re-pricing of options or other award in the last fiscal year, but there was an exchange of options pursuant to our Option Exchange Plan, whereby we offered to exchange certain outstanding eligible options for new options, on the terms and subject to the conditions described in the Exchange Offer.  The exercise price was arbitrarily chosen as the higher of:  1) the last sales price of our Common Stock as reported on the NYSE Amex on the date of grant rounded to the next highest dime or 2) $1.30.  The options were exchanged on a two for one basis.  The new options effectively restarted the ten year termination date, re-started a one-year vesting period, reduced the number of shares eligible for purchase by one half and reduced the exercise price to $1.30.

The ratios of cash to total compensation for 2008 taking into account cash payments and equity grants for each Named Executive Officer is as follows:

Thomas J. Shaw	100%
Steven R. Wisner	79.3%
Douglas W. Cowan	79.1%
Michele M. Larios	82.8%
Russell Kuhlman	74.7%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following Outstanding Equity Awards at Fiscal Year-End Table sets forth information regarding unexercised options held by the principal executive officer, the principal financial officer, and the three highest paid additional executive officers as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year End
	Option Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date

Thomas J. Shaw	—	—	—	—
President, CEO
(principal executive officer)

Douglas W. Cowan	11,091	90,909	1.30	11/18/18
Vice President, CFO
(principal financial officer)

Steven R. Wisner	9,791	90,909	1.30	11/18/18
Executive Vice President,
Engineering and Production

Michele M. Larios	6,141	90,909	1.30	11/18/18
Vice President,
General Counsel

Russell B. Kuhlman	—	63,450	1.30	11/18/18
Vice President, Sales

1)     These options will vest on November 18, 2009, assuming the recipient is still employed by us.

PENSION BENEFITS

We do not have a pension plan other than the 401(k) plan which is available to all employees the first of the month after 90 days of service.

401(k) Plan

We implemented an employee savings and retirement plan (the “401(k) Plan”) in 2005 that is intended to be a tax-qualified plan covering substantially all employees.  Under the terms of the 401(k) Plan, employees may elect to contribute up to 88% of their compensation, or the statutory prescribed limit, if less.  We may, at our discretion, match employee contributions.  We made matching contributions of approximately $122,000 and $111,000 in 2008 and 2007, respectively. $21,095 and $19,600 of these matching contributions were to executive officers in 2008 and 2007, respectively.  There were no matching contributions in 2006.  We have suspended matching contributions effective August 1, 2009 until further notice.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table identifies the types and amounts of payments that shall be made to Mr. Thomas Shaw, our CEO, in the event of a termination of his employment or a change in control per his Employment Agreement.  Such payments shall be made by us and shall be one-time, lump sum payments except as indicated below.

SUMMARY OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

ASSUMING OCCURRENCE AS OF DECEMBER 31, 2008(1)

Payment Triggering Event	Salary Through Trigger Event Date	Amounts Owed Under Benefit Plans(2)	Reimbursement of Expenses	Undiscounted Salary For a Period of 24 Months	Payment Equal to 90 Days’ Salary	Value of Payments(3)
Death	x	x	x	—	—	—

Disability	x	x	x	$833,096	—	$833,096

Termination With Cause	x	—	x	—	—	—

Termination Without Cause	x	x	x	$833,096	—	$833,096

Resignation (Other Than After a Change in Control)	x	x	x	—	$102,710	$102,710

Resignation (After a Change in Control)	x	x	x	$833,096	—	$833,096

(1)           The above payments would be paid under Mr. Shaw’s agreement at certain times.  Any payments arising as a result of disability or resignation would be paid not sooner than six months and one day from the termination date but not later than seven months from the termination date.  Any payments arising as a result of death would be paid no later than the 90th day following the death.  Payments arising as a result of termination with cause or termination without cause would be paid not later than 30th day following the date of termination except that any amount due in excess of an amount equal to the lesser of two times annual compensation or two times the limit on compensation under section 401(17) of the Internal Revenue Code of 1986 such amount in excess shall be paid no earlier than six months and one day after the date of termination but in no event later than seven months after the date of termination. Under Mr. Shaw’s agreement, Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and to not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control.  However, it not clear that the above payments are conditioned on the performance of these contractual obligations.

(2)           Mr. Shaw participates in our benefit plans which do not discriminate in scope, terms, or operation in favor of executive officers.  Such plans are generally available to all salaried employees.  Accordingly, the value of such payments is not included in the “Value of Payments” column.

(3)           This value does not include payments under our benefit plans for reasons set forth in footnote 2 above.  In addition, this value assumes that the triggering event occurred on December 31, 2008.  Authorized payments under the Employment Agreement are also capped to one dollar less than the amount that would cause Mr. Shaw to be the recipient of a parachute payment under Section 280G(b) of the Code.

COMPENSATION OF DIRECTORS

The following table identifies the types and amounts of compensation earned by our Directors (with the exception of those that are named Executive Officers as described in footnote 1 to the table) in the last Fiscal Year:

DIRECTOR COMPENSATION TABLE FOR 2008

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Marco Laterza	$3,500	—		—		$3,500
Amy Mack	$3,000	—		$20,875	(5)	$23,875
Marwan Saker	$1,500	$30,780	(3)	—-		$32,280
Clarence Zierhut	$3,500	$9,500	(4)	—		$13,000

(1)           Messrs. Thomas J. Shaw, Douglas W. Cowan, and Steven Wisner are Named Executive Officers who are also Directors.  Their compensation is reflected in the Summary Compensation and other tables presented earlier.

(2)           These options were issued in exchange for older stock options pursuant to the Exchange Offer.  The incremental fair value of such options as of the exchange date was $29,858 and $8,590 for Marwan Saker and Clarence Zierhut, respectively.  After the exchange of options under this offer the aggregate number of option awards and awards outstanding for Messrs. Saker and Zierhut as of December 31, 2008, was 40,500 and 12,500, respectively.  Such awards authorized the purchase of 40,500 and 12,500 shares of Common Stock for Messrs. Saker and Zierhut, respectively.

(3)           The grant date fair value of these options is $0.76 for each share underlying the option.  Mr. Saker has options for the purchase of 40,500 shares of Common Stock outstanding as of December 31, 2008.

(4)           The grant date fair value of these options is $0.76 for each share underlying the option.  Mr. Zierhut has options for the purchase of 12,500 shares of Common Stock outstanding as of December 31, 2008.

(5)           Ms. Mack’s company was paid these funds for participating in clinical trials in 2008.

Narrative Explanation of Director Compensation Table for 2008

In 2008 we paid each non-employee Director a fee of $500 per meeting and reimbursed travel expenses.  In the past, we have granted to each Director (except Mr. Shaw until his July 15, 2009 grant which is the subject of Proposal No. 2) stock options for Common Stock.  Mr. Laterza and Ms. Mack had also not yet been granted options as of December 31, 2008.  We do not pay any additional amounts for committee participation or special assignment.

Generally, employee Directors are compensated on an at-will basis as discussed in the COMPENSATION DISCUSSION AND ANALYSIS.  However, one employee, Mr. Thomas J. Shaw, our President and CEO, is compensated pursuant to an employment agreement.  Please see the Compensation Pursuant to Employment Agreement, set forth above for an in depth summary of the terms of such agreement.

Compensation Committee Interlocks and Insider Participation

The Compensation and Benefits Committee is currently composed of Messrs. Clarence Zierhut and Marco Laterza and Ms. Amy Mack.   Each of these members is an independent Board member and none have ever been employees.

There are no interlocking Directors or executive officers between us and any other company.  Accordingly, none of our executive officers or Directors served as a Director or executive officer for another entity one of whose executives or Directors served on our Board of Directors.

ACCOUNTING MATTERS

CF & Co. has been selected again as our independent accountants for the year ending December 31, 2009.  A representative of CF & Co. will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The CF & Co. representative will be available to respond to appropriate shareholder questions at that time.

AUDIT FEES

The aggregate fees billed by CF & Co. for professional services rendered for the audit of our annual financial statements for 2008 and 2007 and the reviews of the financial statements included in our Forms 10-Q or services normally provided by the accountant in connection with statutory and regulatory filings for those fiscal years were $195,700 and $174,583, respectively.

AUDIT RELATED FEES

The aggregate fees billed by CF & Co. for professional services rendered for the audit of our 401(k) plan for 2008 and 2007 were $11,500 and $13,500, respectively.

TAX FEES

The aggregate fees billed by CF & Co. for preparation of federal and state income tax returns and tax consulting costs related to notices from taxing authorities for 2008 and 2007 were $91,520 and $149,291, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The engagement of CF & Co. was entered into pursuant to the approval policies and procedures of the Audit Committee.  Before CF & Co. was engaged to render services, the engagement was approved by the Audit Committee.  The engagement is for audit and tax services, which were detailed separately.  The Audit Committee implemented its approval procedures, i.e., they were not delegated to any other party.  All of the services provided were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING

Any Common Shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials, relating to the next annual meeting of shareholders, must do so in writing, addressed to the Secretary, Michele M. Larios, and the proposal must be received at the Company’s principal executive offices located at 511 Lobo Lane, Little Elm, Texas 75068-0009, by April 16, 2010. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Except in the case of proposals made in compliance with the proxy rules for inclusion in the Company’s Proxy Statement, shareholders desiring to bring any other business before the annual meeting in 2010, in accordance with the Company’s bylaws, must comply with certain procedures.  Such proposals must be delivered to or mailed and received by the Company 45 days before the month and day of the mailing date (August 14th) of the Notice of Internet Availability of Proxy Materials for the 2009 Annual Meeting (meaning by June 30, 2010).  Such notice should be addressed to Michele M. Larios, Secretary, and should set forth, as to each matter the shareholder proposes to bring before the annual meeting, the following information: a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; b) the name and address of the shareholder; c) the number of shares beneficially owned by the shareholder; and d) any material interest of the shareholder in such business.

The deadline for timely submitting shareholder proposals for consideration at next year’s annual meeting is June 30, 2010.  Proposals received after this date will be considered untimely and may not, in the Board of Directors discretion, be addressed at the next annual meeting. In the event the Board of Directors decides to substantially alter the date of the 2010 annual meeting, the proper deadlines for submission of shareholder proposals will be published in a Form 10-Q.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2010

Nominations for the election of Directors may be made by shareholders entitled to vote generally in the election of Directors.  In the discretion of the Nominating Committee, the Committee may solicit nominations from the shareholders.  In addition, a shareholder may nominate a person, on their own initiative, for consideration for recommendation by the Board to the shareholders in our Proxy Statement for the 2010 annual meeting.  To make such a recommendation, a shareholder should deliver written notice of such shareholder’s nomination, either by personal delivery or by registered or certified United States mail, postage prepaid, to Michele M. Larios, the Secretary of the Company, by April 16, 2010.  Such notice shall set forth:

1.             The name and address of the shareholder making the nomination and of the person to be nominated;

2.             A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting (specifying the number of shares beneficially held) and intends to appear in person or by proxy at the meeting;

3.             A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder and any material interest of the shareholder in making the nomination;

4.             Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Commission; and

5.             The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the annual meeting by the shareholders.

We evaluate Director nominees recommended by shareholders in the same manner in which we evaluate other Director nominees.  Please see CORPORATE GOVERNANCE-NOMINATING COMMITTEE-Director Nomination Policies for a description of the consideration given to shareholder recommended nominees.

The Nominating Committee considers nominees recommended by the Board, Management, and the shareholders.  Furthermore, the Committee is empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

INCORPORATION BY REFERENCE OF OTHER INFORMATION IN THIS PROXY STATEMENT

This Proxy Statement incorporates by reference the following sections of the Company’s Form 10-K filed on March 31, 2009:

Item 8	Financial Statements and Supplementary Data

Item 7	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 9	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure; and

Item 7A	Quantitative and Qualitative Disclosures About Market Risk

The Proxy Statement also incorporates by reference Part I of the Company’s Form 10-Q filed on August 14, 2009.

Appendix A

RETRACTABLE TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I.              STATEMENT OF PURPOSE

A.            The Audit Committee shall represent and assist the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of Retractable Technologies, Inc. (the “Company”). The Audit Committee has general responsibility for oversight of the accounting and financial reporting processes of the Company, including oversight of:  (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s auditors and the performance of the annual audit and interim reviews of the Company’s financial statements by the independent auditors. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

B.            While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”).  This is the responsibility of management and the Company’s independent auditors.

II.            AUDIT COMMITTEE MEMBERS

A.            The Audit Committee shall consist of at least three members appointed by the Board of Directors, one of whom shall be appointed as Chairperson. The Audit Committee shall consist entirely of “independent” members of the Board of Directors. “Independent” means a director who:  (i) satisfies all criteria for independence established by the Securities and Exchange Commission (the “SEC”) with regard to members of an Audit Committee and (ii) meets The American Stock Exchange (the “AMEX”) definition of “independent” (including all criteria imposed with respect to service on an audit committee). If a member of the Audit Committee ceases to be independent, that member shall notify the Company immediately.

B.            Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations, statement of changes in stockholders’ equity, cash flow statement, and related notes to financial statements as determined in the Board of Directors’ judgment.

C.            At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities in compliance with criteria established by the AMEX and, in addition, shall have such accounting or related financial management expertise as required to be an “audit committee financial expert” in compliance with the criteria established by the SEC, both as determined in the Board of Directors’ judgment. The identity of such financial expert and whether such financial expert meets the SEC’s “independence” criteria shall be disclosed in the Company’s annual report as filed with the SEC and such other reports as the SEC may require.

D.            The members of the Audit Committee shall be elected by the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board of

Directors, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee.

III.           POWERS, DUTIES, AND RESPONSIBILITIES

A.            Oversight of Company Relationship with Its Independent Auditors

1.             The Audit Committee of the Company shall have sole authority and responsibility to appoint and engage a public accounting firm to serve as the Company’s independent auditors and to perform the Company’s annual audit and related work. This authority shall include the sole discretion to retain and discharge such independent auditors and to approve the terms and conditions of all audit engagements as well as all significant non-audit engagements with such independent auditors, including a determination of the compensation to be paid to such independent auditors.

2.             The Audit Committee shall oversee the work performed by the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). Such independent auditors shall report directly to the Audit Committee, although they shall remain accountable to the entire Board of Directors as well as to the Audit Committee.

3.             The Audit Committee shall review with the independent auditors the scope of the audit, pre-approve the audit services (which may entail providing comfort letters in connection with securities underwritings) to be performed by the independent auditors, review the results of the annual audit examination, review the interim results, and review any other reports of the independent auditors with respect to the Company’s financial statements or policies.

4.             The Audit Committee shall pre-approve all non-audit services provided to the Company by the independent auditors.  Pre-approval shall be either:  (i) specifically granted by the Audit Committee or (ii) granted pursuant to pre-approval policies and procedures established by the Audit Committee, provided the Audit Committee is informed of each non-audit service. In no event shall approval be granted for any non-audit service that the SEC, AMEX, or other applicable regulatory authority determines is impermissible. As may be required by the SEC, the Audit Committee shall disclose the approval of non-audit services and/or any pre-approval policies and procedures in periodic reports filed by the Company with the SEC.

5.           The Audit Committee shall periodically assess the independence of the Company’s auditors as defined by the rules, regulations, and standards of the SEC, the AMEX, and other applicable authorities. The Audit Committee shall, at least annually, obtain and review a formal written statement by the Company’s independent auditors delineating: all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1. Furthermore, the Audit Committee shall actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.  The Audit Committee is responsible for recommending that the Board take appropriate action to oversee the independence of the independent auditors.

B.            Audit Practices and Financial Reporting Matters

1.             The Audit Committee shall obtain and review all reports and other information that the independent auditors are required by law, rule, or regulation to submit to the Audit Committee, including periodic reports on:  (1) all critical accounting policies and practices to be used by the Company, (2) all alternative treatments of financial information within GAAP in effect from time to time that have been discussed with management, the ramification of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted differences.

2.             The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit and certain information related to the auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles.

3.             The Audit Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and a discussion with the independent auditors of their judgments as to the quality of the Company’s accounting principles.

4.             The Audit Committee shall review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each quarterly report.

5.             The Audit Committee shall review changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, and make reports on the foregoing to the Board of Directors.

6.             The Audit Committee shall review as necessary and appropriate with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or access to information and any significant disagreements with management.

C.            Company Governance Policies and Compliance

1.             The Audit Committee shall prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

2.             The Audit Committee shall review and discuss with management financial risk exposures and measures management has taken to monitor and control such exposures.

3.             The Audit Committee shall annually review and assess the adequacy of this Charter and make recommendations to the Board of Directors necessary to provide for the continued adequacy of the Charter to achieve its stated purpose.

4.             The Audit Committee shall review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

5.             The Audit Committee shall establish and maintain procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.             The Audit Committee shall review and approve any related party transactions.

The Audit Committee shall oversee management’s internal control over financial reporting as part of its oversight responsibilities for the Company’s financial reporting.  The Audit Committee shall obtain a report from management as to all material weaknesses and significant deficiencies in internal controls based upon management’s evaluation.  The Audit Committee shall be reasonably knowledgeable and informed about the evaluation process and management’s assessment.

D.            General Powers

1.             The Audit Committee shall have the ability (but not the obligation) to conduct or authorize, if it considers appropriate, investigations into any matters within the scope of its responsibilities.

2.             The Audit Committee shall have the authority (without separate approval from the Board of Directors) to obtain advice, services, and assistance from independent counsel, and accounting or other advisors, as the Audit Committee deems necessary to assist it in carrying out its responsibilities, and to determine the compensation for any such advisors.

3.             The Audit Committee shall perform such activities consistent with this Charter, the Company’s Third Amended and Restated Bylaws, as they may be amended, and applicable law as the Board of Directors or the Audit Committee deems necessary or appropriate.

4.             The Audit Committee may otherwise make regular reports and recommendations to the Board of Directors within the scope of its functions.

5.             The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee for: 1) payment of compensation to the independent auditors employed for the purpose of preparing or issuing an audit report or review or attestation, 2) payment to any advisors employed by the Audit Committee and 3) payment of ordinary expenses that are necessary or appropriate in carrying out its duties.

IV.           AUDIT COMMITTEE MEETINGS

A.            The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The meetings may be either in person or in any other manner permitted by law and at such times and places as the Board of Directors or the Audit Committee determines. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

B.            The majority of the members of the Audit Committee shall constitute a quorum for Audit Committee meetings and, unless otherwise required by this Charter or the Company’s Third Amended and Restated Bylaws, as they may be amended, action may be taken by majority vote of the members present at such meetings. Minutes shall be maintained of each meeting.

C.            At the next meeting of the Board of Directors following any meeting of the Audit Committee, a report of the Audit Committee findings and actions shall be rendered by the Chairman of the Audit Committee.

The above constitutes the complete Audit Committee Charter of Retractable Technologies, Inc. effective as of September 26, 2008.

s/ Thomas J. Shaw
THOMAS J. SHAW
Chairman of the Board

ATTEST:

s/ Michele Larios
MICHELE LARIOS, Secretary

Appendix B

RETRACTABLE TECHNOLOGIES, INC.

COMPENSATION AND BENEFITS COMMITTEE CHARTER

A.            PURPOSES OF THE COMMITTEE

The purposes of the Compensation and Benefits Committee of the Board of Directors (the “Committee”) of Retractable Technologies, Inc. (the “Company”) are to:  (1) discharge the Board of Directors’ responsibilities relating to the compensation of the Company’s executives and directors; (2) prepare, if necessary, an annual report on compensation to be included in the Company’s annual meeting proxy statement and such other reports on compensation that may be required; and (3) administer the Company’s equity and other incentive compensation plans in effect on the date hereof, as amended from time to time, and any additional plans adopted by the Company.

B.            COMPOSITION

1.             The Committee shall be comprised of no fewer than three members. Committee members shall be elected by the Board and may be replaced by the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee.

2.             The Committee shall consist entirely of “independent” members of the Board. “Independent” means a director who meets The American Stock Exchange (“AMEX”) definition of “independent”.  If a member of the Committee ceases to be independent, that member shall notify the Company immediately.

C.            POWERS, DUTIES, AND RESPONSIBILITIES

In fulfilling its duties and responsibilities under this Charter, the Committee shall, among other things:

1.             Review and approve corporate goals and objectives related to executive officer compensation. Specifically, the Committee shall approve corporate goals and objectives relevant to the Company’s Chief Executive Officer (“CEO”) compensation, and in light of such goals and objectives, in connection with the other independent members of the Board of Directors, evaluate the performance of the CEO and shall set compensation for the CEO.  In considering the appropriate compensation of the CEO, the Committee shall consider all material elements of his compensation as specified in Item 402(b) of Regulation S-K.

2.             Together with management review the performance of executive officers other than the CEO and set their compensation in accordance with established goals and objectives. In considering the appropriate compensation of executive officers, the Committee shall consider all material elements of compensation as specified in Item 402(b) of Regulation S-K.

3.             Review and evaluate an appropriate compensation program for members of the Board of Directors that will fairly compensate them for their service while seeking to align the interests of Board members with the long term interests of the Company and its stockholders. The Committee, from time to time, shall recommend the amount and form of directors’ compensation. In performing its duties, the Committee shall take into account the burdens on and obligations and commitments required of directors, the additional time commitments required in connection with service on and acting as Chair of certain committees, and the types and amounts of compensation paid to directors of other companies in the Company’s peer group.

4.             In the absence of action by the Board, serve as the grantor and administrator for the Company’s equity and other incentive compensation plans.

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5.             Retain and terminate any outside compensation consultant and other advisors deemed necessary by the Committee as well as approve the fees charged by such consultants and advisors and other retention terms.

6.             Perform any other activities required by applicable law, rules or regulation, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company’s securities may be listed from time to time, and perform such other activities that are consistent with this Charter, set forth in the Company’s Second Amended and Restated Bylaws, as they may be amended from time to time, and governing laws as the Committee or the Board of Directors deems necessary or appropriate.

7.             Report to the Board of Directors regarding its meetings.  The Committee shall also, if necessary, prepare a Compensation Committee Report (as defined by Item 407(e)(5) of Regulation S-K) to be included in the Company’s annual report after a review and discussion of the Company’s Compensation Discussion and Analysis with management and shall prepare such other reports as may be required.

8.             Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

D.            MEETINGS

The Committee shall meet periodically at the request of two-thirds of the members of the Board of Directors, or at the request of  management, and as often as it deems necessary or appropriate, in its judgment, either in person or in any other manner permitted by law and at such times and places as the Committee determines. The majority of the members of the Committee shall constitute a quorum.

The above constitutes the complete Compensation and Benefits Committee Charter of Retractable Technologies, Inc. effective as of July 25, 2008.

s/ Thomas J. Shaw
THOMAS J. SHAW
Chairman of the Board

ATTEST:

s/ Michele M. Larios
MICHELE M. LARIOS, Secretary

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Appendix C

RETRACTABLE TECHNOLOGIES, INC.

NOMINATING COMMITTEE CHARTER

A.            PURPOSE

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”): (1) to assist the Board by identifying qualified candidates for director and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board; and (3) to recommend to the Board director nominees for each Board Committee, upon request of the Board.

B.            COMPOSITION

1.             The Committee shall be comprised of no fewer than three members. Committee members shall be elected by the Board and may be replaced by the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee.

2.             The Committee shall consist entirely of “independent” members of the Board. “Independent” means a director who satisfies all criteria for independence established by The American Stock Exchange (“AMEX”) definition of “independent.” If a member of the Committee ceases to be independent, that member shall notify the Company immediately.

C.            POWERS, DUTIES, AND RESPONSIBILITIES

In fulfilling its duties and responsibilities under this Charter, the Committee shall, among other things:

1.             Evaluate and propose nominees for election and re-election to the Board of Directors at each annual meeting of stockholders of the Company.

2.             Evaluate and recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

3.             Assist in attracting and recruiting qualified candidates to serve on the Board.

4.             Determine desired Board member skills and attributes and conduct searches for prospective directors whose skills and attributes reflect those desired. At a minimum, nominees for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with the Company’s business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The Committee will also consider such qualities as independence from the Company, as the definition of “independence” may be revised from time to time. Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

5.             Consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The Committee will consider such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner, under the requirements of the Securities and Exchange Commission (the “SEC”) and the Company’s Third Amended and Restated Bylaws, as they may be amended from time to time as follows:

The shareholder must deliver written notice of such shareholder’s nomination, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Company, within the time period for Notice of Shareholder Business as set forth in the Third Amended and Restated Bylaws, as they may be amended.  Such notice shall set forth:

A.            The name and address of the shareholder making the nomination and of the person to be nominated;

B.            A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting (specifying the number of shares beneficially held) and intends to appear in person or by proxy at the meeting;

C.            A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder and any material interest of the shareholder in making the nomination;

D.            Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the SEC; and

E.             The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the annual meeting by the shareholders.

6.            Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs, upon request of the Board.

7.             As necessary in the Committee’s judgment from time to time, retain and compensate third party search firms to assist in identifying or evaluating potential nominees to the Board.

8.             Evaluate and consider matters relating to the qualifications of directors.

9.             Review and maintain oversight of matters relating to the independence of Board and committee members, keeping in mind the independence standards of the Sarbanes-Oxley Act of 2002, the rules of the AMEX and any other applicable rules and regulations promulgated by the SEC.

10.           Make regular reports to the Board concerning its activities.

11.           Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

12.           Annually prepare a report detailing disclosure issues relating to the nomination process required to be included in the Company’s Proxy Statement, if any.

D.            LIMITATION ON POWERS, DUTIES, AND RESPONSIBILITIES

Notwithstanding anything to the contrary herein, under circumstances where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate and/or appoint directors (e.g., preferred stock rights to elect directors upon dividend default), the selection and nomination of such directors is not subject to approval by the Nominating Committee.

E.             MEETINGS

The Nominating Committee shall meet at least once per year and as often as it deems necessary or appropriate, in its judgment, either in person or in any other manner permitted by law, and at such times and places as the Committee determines. The majority of the members of the Nominating Committee shall constitute a quorum.

The above constitutes the complete Nominating Committee Charter of Retractable Technologies, Inc. effective as of September 26, 2008.

s/ Thomas J. Shaw
THOMAS J. SHAW
Chairman of the Board

ATTEST:

s/ Michele Larios
MICHELE LARIOS, Secretary

Appendix D

FORM OF PROXY CARD

RETRACTABLE TECHNOLOGIES, INC. 511 LOBO LANE LITTLE ELM, TX 75068-0009

VOTE BY INTERNET -www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Retractable Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Retractable Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY.

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RETRACTABLE TECHNOLOGIES, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s) mark “For All Except” and write the number(s) of the nominee(s) on the line below: ______________________________________
		All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN THE ELECTION OF CLASS 1 DIRECTORS AND A VOTE “FOR” PROPOSAL 2		☐	☐	☐

Vote on Directors

1. ELECTION OF TWO CLASS 1 DIRECTORS:

Nominees:

01) Marco Laterza
02) Amy Mack

Vote on Proposal		For	Against	Abstain

2. APPROVAL OF AN OPTION GRANT TO THOMAS J. SHAW		☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all their said proxies and their substitutes may do by virtue hereof.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

It is understood that, when properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED “FOR ALL” IN THE ELECTION OF CLASS 1 DIRECTORS AND “FOR” PROPOSAL 2. IF THE PROXY IS EXECUTED IN SUCH A MANNER SO AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR SUCH NOMINEE.

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No
To obtain information about voting in person, please call the Company at (888) 806-2626.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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ANNUAL MEETING OF SHAREHOLDERS OF RETRACTABLE TECHNOLOGIES, INC.

SEPTEMBER 25, 2009

COMMON STOCK

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy materials including the Proxy Statement and Forms 10-K and 10-Q are available at www.proxyvote.com.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY FOR COMMON STOCK

RETRACTABLE TECHNOLOGIES, INC.

511 Lobo Lane

Little Elm, Texas 75068-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Retractable Technologies, Inc. (the “Company”) to be held on September 25, 2009, at 10:00 a.m., Central time, at the Little Elm City Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068 (the “Annual Meeting”), and the Proxy Statement in connection therewith, and appoints Thomas J. Shaw and Steven R. Wisner, and each of them, individually, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on July 27, 2009, at the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting, the holders of the Common Stock will vote on the following proposals:

1. Election of two Class 1 Directors; and

2. Approval of an option grant to Thomas J. Shaw.

The matters to be voted on are not related to or conditioned on the approval of other matters.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

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